Exhibit 14.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our firm name under the caption “Financial Highlights” in the Prospectuses/ Proxy Statement, included in the Registration Statement on Form N-14. We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated U.S. Government Securities Fund: 1-3 Years Statement of Additional Information and Prospectus, respectively, dated April 30, 2011, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 47 (File No. 811-3947), and is incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement included in this Registration Statement on Form N-14. We further consent to the incorporation by reference of our report, dated April 23, 2012, on the financial statements and financial highlights of Federated U.S. Government Securities Fund: 1-3 Years, included in the Annual Report to Shareholders for the year ended February 29, 2012, which will also be incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

June 22, 2012